EXHIBIT 10.2



                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement"), dated as of September 18, 2003, is by and among RREEF America L.L.C., a Delaware limited liability company ("RREEF"), on behalf of itself and Scudder RREEF Real Estate Fund II, Inc., a Maryland corporation (the "Purchaser"), and Mid-America Apartment Communities, Inc. (the "Seller").

     WHEREAS, RREEF, as the Purchaser's investment adviser, desires to cause the Purchaser to purchase from Seller, and Seller desires to issue and sell to the Purchaser, in the aggregate 400,000 shares of common stock of Seller, par value $0.01 per share (the "Shares").

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, RREEF hereby agrees to cause the Purchaser to purchase from Seller, and Seller agrees to issue and sell to the Purchaser, the Shares at a price per share of $29.36 for an aggregate purchase price of $11,744,000 (the "Purchase Price").

2.   Purchaser   Representations  and  Warranties.   RREEF,  on  behalf  of  the
     Purchaser, represents and warrants that:

     (a) Due Authorization. The Purchaser is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the Purchaser, or by RREEF on behalf of such Purchaser, and constitutes a legal, valid and binding agreement of such Purchaser, or of RREEF on behalf of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and discretion of the court before which any proceeding therefor may be brought.

     b) Prospectus and Prospectus Supplement. The Purchaser, or RREEF on behalf of such Purchaser, has received a copy of Seller's Prospectus dated September 9, 1998, and Prospectus Supplement dated September 18, 2003 (collectively, the "Prospectus").

     (c)  Investment   Company.   The  Purchaser  is  a  closed-end   management
          investment company registered pursuant to the Investment Company Act of 1940, as amended.

3. Representations and Warranties of Seller. Seller represents and warrants that:

     (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller,enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

     (b) Organization and Authority. Seller has been duly organized and is validly existing in good standing under the laws of Tennessee, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

     (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 6 of this Agreement).

     (d) No Restrictions, Liens and Claims. When issued and delivered pursuant to this Agreement, the Shares will be free and clear of any and all restrictions on transfer, liens, security interests, claims, encumbrances and assessments of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Encumbrances") except to the extent such Encumbrances are created by Purchaser or RREEF or are described in the Prospectus.

     (e)  Registration. The Shares have been duly registered with the Securities
          and  Exchange  Commission   pursuant  to  an  effective   registration
          statement of which the Prospectus is a part.

     (f) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller.

4.   Representation  and Warranty of RREEF.  RREEF  represents and warrants that
     (a) it is an investment adviser duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended;
     (b) it has been duly authorized to act as investment adviser on behalf of the Purchaser; and (c) it has the power and authority to enter into this Agreement on behalf of the Purchaser.

5. Conditions to Obligations of the Parties. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Time of the following conditions:

     (a) each of the representations and warranties of the parties hereto shall be true and correct in all respects; and

     (b) at Closing (as defined below), the Purchaser shall have received the favorable opinion of counsel to the Seller and a certificate of the officers of the Seller, dated as of the Closing, in form and substance reasonably satisfactory to the Purchaser.

6. Closing. The transactions contemplated hereby shall be consummated on September 23, 2003 (such time and date of payment and delivery being herein called the "Closing") on a delivery versus payment basis in accordance with the "DTC ID System" through Jefferies & Company, Inc., or any appropriate affiliate thereof (with each party to pay a commission of $.01 per share to Jefferies & Company, Inc.).

7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mater hereof and may be amended only in a writing that is executed by each of the parties hereto.

9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

10. Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys', accountants' and other advisors' fees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                  Seller

                  Mid-America Apartment Communities, Inc.



                  By:
                            /s/ Simon R.C. Wadsworth
                            Simon R.C. Wadsworth
                            Executive Vice President and CFO


                  RREEF America L.L.C., on behalf of itself and on behalf of Scudder RREEF Real Estate Fund II, Inc.


                  By:
                            /s/ Mark D. Zeisloft
                            Mark D. Zeisloft
                            Vice President